EXHIBIT 5.1



                                                    July 21, 1998



Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia  23060

                         Saxon Asset Securities Company
                            Asset Backed Certificates
           Registration Statement on Form S-3 Filed on July 21, 1998

Dear Sirs:

     We have acted as counsel to Saxon Asset Securities Company (the "Depositor") in connection with the preparation of Registration Statement filed on July 21, 1998 on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Asset Backed Certificates, issuable in series (the "Certificates"). Each series will be issued under the terms of the Standard Terms to Trust Agreement, in substantially the form filed as part of Exhibit 4.1 to the Registration Statement, as supplemented by Trust Agreements relating to each series of Certificates (each, a "Trust Agreement"), by and between the Seller and a trustee (the "Trustee") and master servicer (the "Master Servicer") to be identified in the prospectus supplement for such series of Certificates.

     We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Seller and such other instruments and other certificates of public officials, officers and representatives of the Seller and such other persons, and we have made such investigations of law, as we deemed appropriate as a basis for the opinions expressed below.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

Saxon Asset Securities Company
July 21, 1998
Page 2


     This opinion is limited to matters involving the Federal laws of the United States of America and the laws of the Commonwealth of Virginia. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

         Based upon the foregoing, we are of the opinion that:

         1. When, in respect of a series of Certificates, a Trust Agreement has been duly authorized by all necessary action and duly executed and delivered by the Depositor, the Master Servicer and the Trustee for such series, such Trust Agreement, will be a valid and legally binding obligation of the Depositor.

         2. When a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Depositor, the Master Servicer and the Trustee for such series, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of the Trust Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented, delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Trust Agreement.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters".

     This opinion is furnished by us as counsel to the Depositor and is solely for the benefit of the addressee thereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.


                                                       Very truly yours,

                                                       /s/ Arter & Hadden LLP
                                                       ------------------
                                                       Arter & Hadden LLP